UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 28, 2005
Date of Report (Date of earliest event reported)

Lennar Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)

(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2005, the Board of Directors of Lennar Corporation (the “Company”) voted (with Messrs. Miller and Saiotz abstaining), in accordance with Article XI of the Company’s By-Laws, to amend Section 5.3 of the By-Laws, effective immediately.

Section 5.3 of the By-laws requires appointment of an Independent Directors Committee (the "Committee"), consisting of three or more directors, none of whom is an officer or employee of the Company, and none of whom is a security holder, director, officer or employee of LNR Property Corporation (“LNR”) or one of its subsidiaries, to review significant transactions involving the Company or one of its subsidiaries and LNR or one of its subsidiaries. The purpose of the amendment to Section 5.3 is to simplify that section and limit the number of transactions that will require approval of the Committee.

Section 5.3 currently contains detailed provisions requiring approval of (1) transactions between the Company and LNR, (2) significant transactions by entities of which the Company and LNR each owns at least 25% of the equity (referred to as Jointly-Owned Entities), and (3) transactions between the Company and Jointly-Owned Entities. Specifically, Section 5.3 currently requires that the Committee approve:

•
every transaction which requires approval by the unanimous or super majority vote of the members of the governing body of a Jointly-Owned Entity (which is all significant transactions) and involves a transaction between the Jointly-Owned Entity or its subsidiaries and LNR or its subsidiaries,

•	every contribution by the Company or a subsidiary of the Company of assets to a Jointly-Owned Entity,
•	every exercise of an option by the Company or a subsidiary of the Company to purchase property from a Jointly-Owned Entity, unless the terms of the option were approved by the Committee,
•
every purchase by the Company or a subsidiary of the Company of property or other assets from, or sale of property or other assets to, a Jointly-Owned Entity (whether on exercise of an option or otherwise) with a purchase price exceeding $10 million; and

•	every transaction between the Company or a subsidiary of the Company and LNR or a subsidiary of LNR.

In addition, Section 5.3 currently requires that the President of the Company report to the Committee with regard to the exercise of options to purchase properties or other assets from Jointly-Owned Entities at least once each fiscal quarter, and, in any event, each time the aggregate sum paid and not previously reported exceeds $25 million.

As amended, the revised Section 5.3 requires Committee approval for the Company or a subsidiary of the Company  to:

•	enter into a transaction or series of related transactions involving more than $50 million with LNR or an entity of which LNR owns more than 25% of the equity,
•	incur actual or contingent obligations to satisfy liabilities totaling more than $50 million of LNR or an entity of which LNR owns more than 25% of the equity, or
•
authorize an entity of which the Company and its subsidiaries own more than 25% but less than 50% of the equity to incur an actual or contingent obligation to satisfy liabilities of LNR or an entity of which LNR owns more than 25% of the equity totaling more than (i) $50 million divided by (ii) the percentage that the Company and its subsidiaries own of the entity incurring the actual or contingent obligation.

The text of the amended Section 5.3 is included as an exhibit to this Current Report on Form 8-K.

The Committee recommended to the Board the amendment of Section 5.3 of the By-Laws based upon (i) a review of the appropriate materiality threshold regarding transactions involving  both the Company and LNR and (ii) changes in the ownership of LNR, which reduce the likelihood of conflicts of interest arising from transactions involving both the Company and LNR.
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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.  Description of Document
3.1              Section 5.3 of the By-Laws of Lennar Corporation, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2005

LENNAR CORPORATION

By:      /s/ Waynewright Malcolm
Name: Waynewright Malcolm
Title:   Vice President and Treasurer

Exhibit Index

Exhibit No.  Description of Document
3.1              Section 5.3 of the By-Laws of Lennar Corporation, as amended.